Proxy
Alamo Restaurants, Inc.
SPECIAL MEETING OF SHAREHOLDERS - SEPTEMBER______, 1996

         The undersigned hereby appoints John P. Holdahl and Jon P. Taffer, and each of them, with full power of substitution as proxies and agents (the "Proxy Agents") in the name of the undersigned, to attend the Special Meeting of Shareholders of Alamo Restaurants, Inc. (the "Company") to be held at the 28th floor of the LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota 55402 on ______________, September _____, 1996 at 9:00 a.m. Central Time, or any
adjournment thereof, and to vote the number of shares of Common Stock of the Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1. To approve the sale of all of the Capital Stock of Alamo Grill, Inc. ("Grill"), a wholly owned subsidiary of Alamo Restaurants, Inc. ("Alamo") to Elephant & Castle Group, Inc. ("E&C"), in exchange for Capital Stock of E&C pursuant to the terms and conditions set forth in that certain Agreement Relating to the Sale of All of the Capital Stock of a Subsidiary Corporation in Exchange for Capital Stock of the Acquiring Corporation dated as of April 9, 1996 by and among E&C, Alamo and Grill.

     _____FOR              _____AGAINST              _____ABSTAIN

2. In their discretion, the Proxy Agents are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.
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PLEASE DATE AND SIGN exactly as the name(s)  appears herein and return  promptly in the accompanying envelope. If the shares are held by joint tenants or as community property, both shareholders should sign.

Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement dated_______________,1996, is hereby acknowledged by the undersigned.

Dated:________________________,1996.


____________________________________        ____________________________________
Signature of Shareholder                    Signature of Shareholder


____________________________________        ____________________________________
Name, typed or printed                      Name, typed or printed.

____________________________________        ____________________________________
Tax identification or                       Tax identification or
Social Security Number                      Social Security Number